QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

[Letterhead of Lindquist & Vennum P.L.L.P.]

                      June 16, 2003

Community First Bankshares, Inc.
520 Main Avenue
Fargo, North Dakota 58124-0001

  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Community First Bankshares, Inc., a Delaware corporation, (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale of common stock, $.01 par value, preferred stock, $.01 par value, debt securities of the Company, including senior and subordinated notes, capital securities of CFB Capital VI, a Delaware statutory trust ("CFB Capital VI"), the guarantee of the Company and junior subordinated debentures of Company (collectively, the "Securities"). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, (the "Prospectus") and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $120,000,000.

        We have examined certain minutes and records of the Company, the Registration Statement, the Trust Agreement of CFB Capital VI dated as of May 15, 2003 and Certificate of Trust dated as of May 15, 2003. Among other things, we have also examined forms of the following documents: underwriting agreements for common, capital and debt securities, indenture and subordinated indenture relating to senior and subordinated notes, certificates of designations, preferences and rights of preferred stock, preferred stock certificate specimen, subordinated indenture, amended and restated trust agreement, capital securities guarantee agreement, and expense agreement. We have also examined other documents and records and made such further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.

        In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that in the case of documents filed as proposed forms, such forms will at the time of execution, authentication, issuance and delivery of the Securities related thereto, will be legal and binding obligations of the Company, trustee or underwriter as applicable.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

  When and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b) any necessary indenture, supplemental indenture or such other certificate or supplement as may be necessary will have been executed, authenticated, issued and delivered by the parties thereto, including the trustee, (c) the Securities will have been duly issued in the form and containing the terms described and provided in the Prospectus and applicable supplement, and any applicable indenture and the respective proceedings of the Company related thereto, including any required consents, approvals, authorizations and other orders of the Commission or other regulatory authority or other third party with respect thereto are obtained, and (d) the Securities have been duly executed by the Company and duly authenticated by the trustee as applicable, and delivered to the purchasers against payment of the agreed consideration, the Securities being offered by the Company will be validly issued, fully paid and nonassessable Securities of the Company, and the Securities being offered by the Company that are debt securities, will when issued and when paid for as contemplated by the Registration Statement, will be binding obligations of the Company.

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), (c) public policy considerations that may limit the rights of parties to obtain certain remedies and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

        We are members of the bar of the State of Minnesota and we do not express any opinion herein concerning any law other than the law of the State of Minnesota, the Federal law of the United States, and Delaware law as it pertains to the validity of corporate action and the requirements for the issuance of the Securities.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus included in the Registration Statement.

                      Very truly yours,

                      /s/ Lindquist & Vennum P.L.L.P.

QuickLinks

  Exhibit 5.1